EXHIBIT 3.1

CERTIFICATE OF INCORPORATION of BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

FIRST: The name of the Corporation is
Burlington Coat Factory Warehouse Corporation.

SECOND: The address of the registered office
of the Corporation in the State of Delaware is 306 South
State Street, in the City of Dover, County of Kent. The
name of its registered agent at that address is the United
States Corporation Company.

THIRD: The purpose of the Corporation is to
engage in any lawful act or activity for which a corpora-
tion may be organized under the General Corporation Law of
Delaware as set forth in Title 8 of the Delaware Code (the
"GCL").

FOURTH: I. The total number of shares of stock
which the Corporation shall have authority to issue is
55,000,000 shares of which 50,000,000 shares, par value
$1.00 per share, shall be of a class designated "Common
Stock" and of which 5,000,000 shares, par value $1.00 per
share, shall be designated "Preferred Stock."

      II. The Board of Directors of the Corporation
is authorized, subject to limitations prescribed by law
and the provisions of this Article FOURTH, to provide for
the issuance from time to time in one or more series of
any number of shares of Preferred Stock, and, by filing a
certificate pursuant to the GCL, to establish the number
of shares to be included in each such series, and to fix
the designation, relative rights, preferences, qualifica-
tions and limitations of the shares of each such series.
The authority of the Board of Directors with respect to
each series shall include, but not be limited to, deter-
mination of the following:

               A. The number of shares constituting that
series and the distinctive designation of that
series;

               B. The dividend rate on the shares of
that series, whether dividends shall be cumula-
tive, and, if so, from which date or dates, and
whether they shall be payable in preference to,
or in another relation to, the dividends payable
on any other class or classes or series of
stock;

               C. Whether that series shall have voting
rights, in addition to the voting rights pro-
vided by law, and, if so, the terms of such
voting rights;

               D. Whether that series shall have conver-
sion or exchange privileges, and, if so, the
terms and conditions of such conversion or
exchange, including provision for adjustment of
the conversion or exchange rate in such events
as the Board of Directors shall determine;

               E. Whether or not the shares of that
series shall be redeemable, and, if so, the
terms and conditions of such redemption, in-
cluding the manner of selecting shares for
redemption if less than all shares are to be
redeemed, the date or dates upon or after which
they shall be redeemable, and the amount per
share payable in case of redemption, which
amount may vary under different conditions and
at different redemption dates;

               F. Whether that series shall be entitled
to the benefit of a sinking fund to be applied
to the purchase or redemption of shares of that
series, and, if so, the terms and amounts of
such sinking fund;

               G. The right of the shares of that series
to the benefit of conditions and restrictions
upon the creation of indebtedness of the Corpo-
ration or any subsidiary, upon the issue of any
additional stock (including additional shares of
such series or of any other series) and upon the
payment of dividends or the making of other
distributions on, and the purchase, redemption
or other acquisition by the Corporation or any
subsidiary of any outstanding stock of the
Corporation;

               H. The right of the shares of that series
in the event of any voluntary or involuntary
liquidation, dissolution or winding up of the
Corporation and whether such rights shall be in
preference to, or in another relation to, the
comparable rights of any other class or classes
or series of stock; and

               I. Any other relative, participating, optional
or other special rights, qualifications, limitations
or restrictions of that series.

     III. Shares of any series of Preferred Stock
which have been redeemed (whether through the operation of
a sinking fund or otherwise) or which, if convertible or
exchangeable, have been converted into or exchanged for
shares of stock of any other class or classes shall have
the status of authorized and unissued shares of Preferred
Stock of the same series and may be reissued as a part of
the series of which they were originally a part or may be
reclassified and reissued as part of a new series of
Preferred Stock to be created by resolution or resolutions
of the Board of Directors or as part of any other series
of Preferred Stock, all subject to the conditions and the
restrictions on issuance set forth in the resolution or
resolutions adopted by the Board of Directors providing
for the issue of any series of Preferred Stock.

      IV. Subject to the provisions of any applicable
law, or except as otherwise provided by the resolution or
resolutions providing for the issue of any series of
Preferred Stock, the holders of outstanding shares of
Common Stock shall exclusively possess voting power for
the election of directors and for all other purposes, each
holder of record of shares of Common Stock being entitled
to one vote for each share of Common Stock standing in his
name on the books of the Corporation.

      V. Except as otherwise provided by the resolu-
tion or resolutions providing for the issue of any series
of Preferred Stock, after payment shall have been made to
the holders of Preferred Stock of the full amount of
dividends to which they shall be entitled pursuant to the
resolution or resolutions providing for the issue of any
series of Preferred Stock, the holders of Common Stock
shall be entitled, to the exclusion of the holders of
Preferred Stock of any and all series, to receive such
dividends as from time to time may be declared by the
Board of Directors.

      VI. Except as otherwise provided by the reso-
lution or resolutions providing for the issue of any
series of Preferred Stock, in the event of any liquida-
tion, dissolution or winding up of the Corporation,
whether voluntary or involuntary, after payment shall have
been made to the holders of Preferred Stock of the full
amount to which they shall be entitled pursuant to the
resolution or resolutions providing for the issue of any
series of Preferred Stock, the holders of Common Stock
shall be entitled, to the exclusion of the holders of
Preferred Stock of any and all series, to share, ratably
according to the number of shares of Common Stock held by
them, in all remaining assets of the Corporation available
for distribution to its stockholders.

      VII. The number of authorized shares of any
class may be increased or decreased by the affirmative
vote of the holders of a majority of the stock of the
Corporation entitled to vote.

FIFTH: The name and mailing address of the
Sole Incorporator is as follows:

Name                         Mailing Address
Nesa E. Hassanein      c/o Skadden, Arps, Slate,Meagher & Flom
                                   919 Third Avenue
                                   New York, New York 10022

SIXTH: I. The business and affairs of the
Corporation shall be managed by or under the direction of
a Board of Directors consisting of not less than three
directors, the exact number of directors to be determined
from time to time by resolution adopted by the affirmative
vote of a majority of the entire Board of Directors. Any
vacancy on the Board of Directors that results from an
increase in the number of directors may be filled by a
majority of the Board of Directors then in office, and
any other vacancy occurring in the Board of Directors may
be filled by a majority of the directors then in office,
although less than a quorum, or by a sole remaining di-
rector.

Notwithstanding the foregoing, whenever the
holders of any one or more classes or series of Preferred
Stock issued by the Corporation shall have the right,
voting separately by class or series, to elect directors
at an annual or special meeting of stockholders, the
election, term of office, filling of vacancies and other
features of such directorships shall be governed by the
terms of this Certificate of Incorporation applicable
thereto.

     II. Except to the extent prohibited by law, the
Board of Directors shall have the right (which, to the
extent exercised, shall be exclusive) to establish the
rights, powers, duties, rules and procedures that from
time to time shall govern the Board of Directors and each
of its members, including without limitation the vote
required for any action by the Board of Directors, and
that from time to time shall affect the directors' power
to manage the business and affairs of the Corporation; and
no By-Law shall be adopted by stockholders which shall
impair or impede the implementation of the foregoing.

SEVENTH: Meetings of stockholders may be held
within or without the State of Delaware, as the By-Laws
may provide. The books of the Corporation may be kept
(subject to any provision contained in the statutes)
outside the State of Delaware at such place or places as
may be designated from time to time by the Board of Di-
rectors or in the By-Laws of the Corporation.

EIGHTH: Whenever a compromise or arrangement
is proposed between the Corporation and its creditors or
any class of them and/or between the Corporation and its
stockholders or any class of them, any court of equitable
jurisdiction within the State of Delaware may, on the
application in a summary way of the Corporation or of any
creditor or stockholder thereof or on the application of
any receiver or receivers appointed for the Corporation
under the provisions of Section 291 of Title 8 of the GCL
or on the application of trustees in dissolution or of any
receiver or receivers appointed for the Corporation
under the provisions of Section 279 of Title 8 of the GCL,
order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the
Corporation, as the case may be, to be summoned in such
manner as the said court directs. If a majority in number
representing three-fourths in value of the creditors or
class of creditors, and/or of the stockholders or class of
stockholders of the Corporation, as the case may be, agree
to any compromise or arrangement and to any reorganization
of the Corporation as a consequence of such compromise or
arrangement, the said compromise or arrangement and the
said reorganization shall, if sanctioned by the court to
which the said application has been made, be binding on
all the creditors or class of creditors, and/or on all the
stockholders or class of stockholders, of the Corporation,
as the case may be, and also on the Corporation.

NINTH: I. Subject to paragraph III of this
Article NINTH, the Corporation shall indemnify any person
who was or is a party or is threatened to be made a party
to any threatened, pending or completed action, suit or
proceeding, whether civil, criminal, administrative or
investigative (other than an action by or in the right of
the Corporation) by reason of the fact that he is or was a
director, officer, employee or agent of the Corporation
(for purposes of this Article NINTH, "Corporation" shall
include Burlington Coat Factory Warehouse, a New Jersey
corporation), or is or was serving at the request of the
Corporation as a director, officer, employee or agent of
another corporation, partnership, joint venture, trust or
other enterprise, against expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement
actually and reasonably incurred by him in connection with
such action, suit or proceeding if he acted in good faith
and in a manner he reasonably believed to be in or not
opposed to the best interests of the Corporation,
provided, however, that with respect to any such action,
suit or proceeding voluntarily initiated by any such
person, indemnification shall be mandatory only if the
initiation of such action, suit or proceeding was autho-
rized by a majority of the entire Board of Directors or if
such person has been successful on the merits, and, with
respect to any criminal action or proceeding, had no
reasonable cause to believe his conduct was unlawful. The
termination of any action, suit or proceeding by judgment,
order, settlement, conviction, or upon a plea
of nolo contendere or its equivalent, shall not, of it-
self, create a presumption that the person did not act in
good faith and in a manner which he reasonably believed to
be in or not opposed to the best interests of the
Corporation, and, with respect to any criminal action or
proceeding, had reasonable cause to believe that his
conduct was unlawful.

     II. Subject to paragraph III of this Article
NINTH, the Corporation shall indemnify any person who was
or is a party or is threatened to be made a party to any
threatened, pending or completed action or suit by or in
the right of the Corporation to procure a judgment in its
favor by reason of the fact that he is or was a director,
officer, employee or agent of the Corporation, or is or
was serving at the request of the Corporation as a direc-
tor, officer, employee or agent of another corporation,
partnership, joint venture, trust or other enterprise
against expenses (including attorneys' fees) actually and
reasonably incurred by him in connection with the defense
or settlement of such action or suit if he acted in good
faith and in a manner he reasonably believed to be in or
not opposed to the best interests of the Corporation;
except that no indemnification shall be made in respect of
any claim, issue or matter as to which such person shall
have been adjudged to be liable for negligence or
misconduct in the performance of his duty to the Corpora-
tion unless and only to the extent that the Court of
Chancery or the court in which such action or suit was
brought shall determine upon application that, despite the
adjudication of liability but in view of all the
circumstances of the case, such person is fairly and
reasonably entitled to indemnity for such expenses which
the Court of Chancery or such other court shall deem
proper.

     III. Any indemnification under this Article
NINTH (unless ordered by a court) shall be made by the
Corporation only as authorized in the specific case upon a
determination that indemnification of the director,
officer, employee or agent is proper in the circumstances
because he has met the applicable standard of conduct set
forth in paragraphs I and II of this Article NINTH, as the
case may be. Such determination shall be made (i) by the
Board of Directors by a majority vote of a quorum
consisting of directors who were not parties to such
action, suit or proceeding, or (ii) if such a quorum is
not obtainable, or, even if obtainable a quorum of disin-
terested directors so directs, by independent legal coun-
sel in a written opinion, or (iii) by the stockholders. To
the extent, however, that a director, officer, employee or
agent of the Corporation has been successful on the merits
or otherwise in defense of any action, suit or proceeding
described above, or in defense of any claim, issue or
matter therein, he shall be indemnified against expenses
(including attorneys' fees) actually and reasonably
incurred by him in connection therewith, without the
necessity of authorization in the specific case.

     IV. For purposes of any determination under
paragraph III of this Article NINTH, a person shall be
deemed to have acted in good faith and in a manner he
reasonably believed to be in or not opposed to the best
interests of the Corporation, or, with respect to any
criminal action or proceeding, to have had no reasonable
cause to believe his conduct was unlawful, if his action
is based on the records or books of account of the Corpo-
ration or another enterprise, or on information supplied
to him by the officers of the Corporation or another
enterprise in the course of their duties, or on the advice
of legal counsel for the Corporation or another enterprise
or on information or records given or reports made to the
Corporation or another enterprise by an independent
certified public accountant or by an appraiser or other
expert selected with reasonable care by the Corporation or
another enterprise. The term "another enterprise" as used
in this paragraph IV shall mean any other corporation or
any partnership, joint venture, trust or other enterprise
of which such person is or was serving at the request of
the Corporation as a director, officer, employee or agent.
The provisions of this paragraph IV shall not be deemed to
be exclusive or to limit in any way the circumstances in
which a person may be deemed to have met the applicable
standard of conduct set forth in paragraphs I and II of
this Article NINTH, as the case may be.

     V. Notwithstanding any contrary determination
in the specific case under paragraph III of this Article
NINTH, and notwithstanding the absence of any determina-
tion thereunder, any director, officer, employee or agent
may apply to any court of competent jurisdiction in the
State of Delaware for indemnification to the extent oth-
erwise permissible under paragraphs I and II of this
Article NINTH. The basis of such indemnification by a
court shall be a determination by such court that indem-
nification of the director, officer, employee or agent is
proper in the circumstances because he has met the appli-
cable standards of conduct set forth in paragraphs I and
II of this Article NINTH, as the case may be. Notice of
any application for indemnification pursuant to this
paragraph V shall be given to the Corporation promptly
upon the filing of such application.

     VI. Expenses incurred in defending or investi-
gating a threatened or pending criminal or civil action,
suit or proceeding may be paid by the Corporation in
advance of the final disposition of such action, suit or
proceeding as authorized by the Board of Directors in the
specific case upon receipt of an undertaking by or on
behalf of the director, officer, employee or agent to
repay such amount unless it shall ultimately be determined
that he is entitled to be indemnified by the Corporation
as authorized in this Article NINTH.

     VII. The indemnification provided by this
Article NINTH shall not be deemed exclusive of any other
rights to which those seeking indemnification may be
entitled under any By-Law, agreement, contract, vote of
stockholders or disinterested directors or pursuant to the
direction (howsoever embodied) of any court of competent
jurisdiction or otherwise, both as to action in their of-
ficial capacity and as to action in another capacity while
holding such office, it being the policy of the
Corporation that indemnification of the persons specified
in paragraphs I and II of this Article NINTH shall be made
to the fullest extent permitted by law. The provisions of
this Article NINTH shall not be deemed to preclude the
indemnification of any person who is not specified in
paragraphs I and II of this Article NINTH but whom the
Corporation has the power or obligation to indemnify under
the provisions of the GCL or otherwise. The
indemnification provided by this Article NINTH shall
continue as to a person who has ceased to be a director,
officer, employee or agent and shall inure to the benefit
of the heirs, executors and administrators of such a
person.

     VIII. The Corporation may purchase and maintain
insurance on behalf of any person who is or was a
director, officer, employee or agent of the Corporation,
or is or was serving at the request of the Corporation as
a director, officer, employee or agent of another corpo-
ration, partnership, joint venture, trust or other enter-
prise, against any liability asserted against him and
incurred by him in any such capacity, or arising out of
his status as such, whether or not the Corporation would
have the power or the obligation to indemnify him against
such liability under the provisions of this Article NINTH.

     IX. For purposes of this Article NINTH, refer-
ences to "the Corporation" shall include, in addition to
the resulting corporation, any constituent corporation
(including any constituent of a constituent) absorbed in a
consolidation or merger which, if its separate existence
had continued, would have had power and authority to
indemnify its directors officers, and employees or agents,
so that any person who is or was a director, officer,
employee or agent of such constituent corporation, or is
or was serving at the request of such constituent
corporation as a director, officer, employee or agent of
another corporation, partnership, joint venture, trust or
other enterprise, shall stand in the same position under
the provisions of this Article NINTH with respect to the
resulting or surviving corporation as he would have with
respect to such constituent corporation if its separate
existence had continued.

     X. For purposes of this Article NINTH, refer-
ences to "other enterprise" shall include employee benefit
plans; references to "fines" shall include any excise
taxes assessed on a person with respect to any employee
benefit plan; and references to "serving at the request of
the Corporation" shall include any service as a director,
officer, employee or agent of the Corporation which
imposes duties on, or involves services by, such director,
officer, employee, or agent with respect to an employee
benefit plan, its participants, or beneficiaries; and a
person who acted in good faith and in a manner he
reasonably believed to be in the interest of the partici-
pants and beneficiaries of an employee benefit plan shall
be deemed to have acted in a manner "not opposed to the
best interests of the Corporation" as referred to in this
Article NINTH.

TENTH: The Corporation reserves the right to
amend, alter, change or repeal any provision contained in
this Certificate of Incorporation, in the manner now or
hereafter prescribed by statute, and all rights conferred
upon stockholders herein are granted subject to this
reservation.

I, THE UNDERSIGNED, being the incorporator
hereinbefore named, for the purpose of forming a corpora-
tion pursuant to the GCL, do make this Certificate, hereby
declaring and certifying that this is my act and deed and
the facts herein stated are true, and accordingly have
hereunto set my hand this 20th day of April, 1983.

/s/Nesa E. Hassanein
_____________________

STATE OF DELAWARE

KENT COUNTY
RECORDED, In the Office for the Recording of Deeds, Etc.
at Dover, In and for the said County of Kent, In Corp.
Record V Vol. 80 Page 257 Etc.
the 20th day of April A. D. 19 83
WITNESS my Hand and the Seal of said office.

/s/ Robert J. Donaway
____________________ , Recorder

State of DELAWARE Office of SECRETARY OF STATE

I, Glenn C. Kenton, Secretary of State of the State of Delaware,
do hereby certify that the attached is a true and correct copy of
Certificate of Amendment
filed in this office on April 27, 1983.

/s/ Glenn C. Keaton
_______________
Glenn C. Kenton, Secretary of State

BY: /s/ L. King
______________

DATE: April 27, 1983

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
Burlington Coat Factory Warehouse Corporation

-----------------------------------------

In accordance with the provisions of
Section 242 of the General Corporation
Law of the State of Delaware

-----------------------------------------

The undersigned officers of Burlington Coat
Factory Warehouse Corporation (the "Corporation"), a
corporation organized and existing under the laws of the
State of Delaware, do hereby certify as follows:

FIRST: That the Board of Directors of the
Corporation has duly adopted, by unanimous written con-
sent in lieu of a meeting of the Board of Directors,
resolutions to amend the Certificate of Incorporation of
the Corporation by adding a new Article ELEVENTH which
shall be and read in its entirety as follows:
"ELEVENTH: The By-Laws of the
Corporation may be amended, altered, changed or
repealed, in whole or in part, and any new By-Law adopted,
by the affirmative vote of (i) the holders of a
majority of the outstanding shares
of stock of the Corporation entitled to vote
thereon, subject to paragraph II of Article
SIXTH of this Certificate of Incorporation, or
(ii) a majority of the entire Board of Direc-
tors."

SECOND: That such amendment to the
Certificate of Incorporation of the Corporation has been
duly adopted in accordance with the provisions of the
General Corporation Law of the State of Delaware by the
written consent of the holders of not less than a
majority of the outstanding stock entitled to vote
thereon and that written notice of the corporate action
has been given to those stockholders of the Corporation
who have not so consented in writing, all in accordance
with the provisions of Section 228 of the General
Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we, the undersigned, do
make this Certificate of Amendment, hereby declaring and
certifying that this is the act and deed of the Corpora-
tion and that the facts herein stated are true, and ac-
cordingly have hereunto set our hands this 27th day of
April, 1983.

/s/ Monroe G. Milstein
______________________
Monroe G. Milstein
President

Attest:
/s/ Henrietta Milstein
______________________
Henrietta Milstein
Secretary

STATE OF DELAWARE
KENT COUNTY
RECORDED, In the Office for the Recording of Deeds, Etc.
at Dover, In and for the said County of Kent, In Corp.
Record Z Vol. 80 Page 201 Etc.
the 28th day of April A. D. 19 83
WITNESS my Hand and the Seal of said office.
/s/Robert J. Donaway
___________________ , Recorder

State of Delaware Office of Secretary of State

I, MICHAEL HARKINS. SECRETARY OF STATE OF THE STATE OF
DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND
COPY OF THE CERTIFICATE OF AMENDMENT OF BURLINGTON COAT
FACTORY WAREHOUSE CORPORATION FILED IN THIS OFFICE ON THE
TWENTY-SEVENTH DAY OF MARCH. A.D. 1987, AT 9 O'CLOCK A.M.

/s/ Michael Harkins
_______________________________________
Michael Harkins, Secretary of State

AUTHENTICATION: | 1187019

DATE: 03/27/1987

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF BURLINGTON COAT FACTORY WAREHOUSE CORPORATION (Pursuant to Section 242 of the Delaware General Corporation Law)

IT is hereby certified that:

1. The Certificate of Incorporation of Burlington Coat Factory
Warehouse Corporation (the "Corporation") was filed by the Secretary of
State of Delaware on April 20, 1983.

2. The following amendment to the Certificate of Incorporation of the Corporation was duly adopted by at least a majority of the outstanding stock of the Corporation entitled to vote thereon at a meeting duly called and held on March 25, 1987 pursuant to the provisions of Sections 222 and
242 of the Delaware General Corporation Law:

     (1) Article NINTH of the Certificate of Incorporation is
hereby amended by deleting paragraphs I through VIII, inclusive, thereof and replacing them with the following:

I. Elimination of Certain Liability of Directors.
A director of the Corporation shall not be personally
liable to the Corporation or its stockholders for
monetary damages for breach of fiduciary duty as a
director, except for liability (i) for any breach of
the director's duty of loyalty to the Corporation or
its stockholders, (ii) for acts or omissions not in
good faith or which involve intentional misconduct or
a knowing violation of law, (iii) under Section 174 of
the Delaware General Corporation Law, or (iv) for any
transaction from which the director derived an
improper personal benefit.

II. Indemnification and Insurance.
     (a) Right to Indemnification. Each person who was or is
made a party or is threatened to be made a party to or is
involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or
investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation
(for the purposes of this Article NINTH, "Corporation"
shall include Burlington Coat Factory Warehouse, a New Jersey corporation) or is or was serving at the request of the
Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or
agent or in any other capacity while serving as a director,
officer, employee or agent, shall be indemnified and held
harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists
or may hereafter be amended (but, in the case of any such
amendment, only to the extent that such amendment permits the
Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such
amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or
penalties and amounts paid or to be paid in settlement)
reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a
person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs,
executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall
indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnif-
ication conferred in this Paragraph shall be a contract right and shall include the right to be paid by the Corporation
the expenses incurred in defending any such proceeding in
advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a
director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be
determined that such director or officer is not entitled to be indemnified under this Paragraph or otherwise. The Corporation may, by action of its Board of Directors, provide indemni-
fication to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of
directors and officers.

     (b) Right of Claimant to Bring Suit. If a claim under
subparagraph (a) of this Paragraph is not paid in full by the
Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time
thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any
such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is
required, has been tendered to the Corporation) that the
claimant has not met the standards of conduct which make it
permissible under the Delaware General Corporation Law for the
Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the
Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its
stockholders) to have made a determination prior to the
commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General
Corporation Law, nor an actual determination by the
Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the
applicable standard of conduct.

     (c) Non-Exclusivity of Rights. The right to
indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this
Paragraph shall not be exclusive of any other right which any person may have or hereafter acquire under any statute,
provision of the Certificate of Incorporation, by-law,
agreement, vote of stockholders or disinterested directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance,
at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the
Corporation would have the power to indemnify such person
against such expense, liability or loss under the Delaware
General Corporation Law.

     (2) Paragraphs IX and X of Article NINTH are hereby
renumbered as Paragraphs III and IV, respectively.

3. The Certificate of Incorporation of the Corporation, so
amended, shall remain the Certificate of Incorporation of the Corporation until further changed or amended pursuant to the provisions of the
Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned have hereunto signed their names affirming that the statements made herein are true under the penalties of perjury this 25th day of March, 1987.

/s/ Monrore G. Milstein
_______________________
Monroe G. Milstein,
Chairman of the Board,
Chief Executive Officer
and President

Attest:

/s/ Henrietta Milstein
_____________________________
Henrietta Milstein, Secretary

State of Delaware Office of the Secretary of State

I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE
OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND
CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF
"BURLINGTON COAT FACTORY WAREHOUSE CORPORATION" FILED IN
THIS OFFICE ON THE TWENTY-FOURTH DAY OF NOVEMBER, A.D. 1992,
AT 3:15 O'CLOCK P.M.

A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED
TO NEW CASTLE COUNTY RECORDER OF DEEDS ON THE FOURTH DAY
OF DECEMBER, A.D. 1992 FOR RECORDING.

* * * * * * * *

/s/ Michael Ratchford
____________________________________
Michael Ratchford, Secretary of State

AUTHENTICATION: 3685504

DATE: 12/04/1992

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

It is hereby certified that:

1. The name of the corporation (hereinafter called the
"Corporation") is Burlington Coat Factory Warehouse Corporation.

2. The Certificate of Incorporation or the Corporation is hereby amended by striking out Article FOURTH: I, thereof and by substituting in lieu of said Article FOURTH: I. the following new Article FOURTH: I. :

"FOURTH: I. The total number of shares of stock which the
Corporation shall have authority to issue is 105,000,000 shares of which 100,000,000 shares, par value $1.00 per share, shall be of a class designated "Common Stock" and of which 5,000,000 shares par value $1.00 per share, shall be designated "Preferred Stock."

3. The amendment of the Certificate of Incorporation herein
certified has been duly adopted in accordance with the provisions of
Section 243 of the General Corporation Law of the State of Delaware.

Signed and attested to on November 10, 1992.

/s/ Monroe G. Milstein
____________________________
Monroe G. Milstein, President

Attest:
/s/ Henrietta Milstein
_____________________________
Henrietta Milstein, Secretary